UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES
EXCHANGE ACT OF 1934

May 19, 2010

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4350 McKinley Street
Omaha, Nebraska	68112
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 5.07.    Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 19, 2010.  There were issued and outstanding and entitled to vote at the Annual Meeting 14,184,724 shares of common stock.  There were present in person or by proxy, holders of record of shares of common stock representing 8,306,001 shares.  The matters set forth below were voted upon:

Proposal No. 1- Election of Directors:

The election of seven nominees for the Board of Directors who will serve for a one-year term was voted on by the stockholders. The Inspector of Elections certified the following vote tabulations for the nominees, all of whom were elected:

	For	Withheld

Alvin Abramson	7,963,579	342,422
Christopher E. Beach	7,987,317	318,684
John Wilmers	8,236,811	69,190
Marc E. LeBaron	7,962,185	343,816
Mark D. Hasebroock	7,961,262	344,739
Steven J. Schuster	7,972,211	333,790
William F. Welsh II	7,912,890	393,111

Proposal No. 2- To adopt the 2010 Ballantyne Strong, Inc. Long-Term Incentive Plan.

The Inspector of Elections certified the following vote tabulations for the proposal which passed with more than the required number of “for” votes:

For	Against	Abstain	Broker Non-Vote
7,763,823	516,947	25,231	10

Proposal No. 3- To adopt an amendment to extend the duration of the 2005 Employee Stock Purchase Plan to October, 2013.

The Inspector of Elections certified the following vote tabulations for the proposal which passed with more than the required number of “for” votes:

For	Against	Abstain	Broker Non-Vote
7,799,107	484,609	22,285	10

Proposal No. 4- To adopt an amendment to extend the duration of the 2005 Restricted Stock Plan to September, 2013.

The Inspector of Elections certified the following vote tabulations for the proposal which passed with more than the required number of “for” votes:

For	Against	Abstain	Broker Non-Vote
7,695,653	587,029	23,319	10

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: May 24, 2010	By:	/s/ Kevin Herrmann
Kevin Herrmann
Secretary/Treasurer and
Chief Financial Officer